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                                                                    Exhibit 99.1

                                 FORM OF PROXY

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.
                           141 West Jackson Boulevard
                            Chicago, Illinois 60604

                      Solicited by the Board of Directors

   In connection with the restructuring transactions described in the proxy statement and prospectus (the "Proxy Statement and Prospectus") accompanying this proxy, the undersigned hereby appoints Paul J. Draths, Terry Livingston, and Carol A. Burke and each of them, proxies, with full power of substitution and revocation, acting together or, if only one is present and voting, then that one, to vote the membership of the Board of Trade of the City of Chicago, Inc., a nonstock, not-for-profit corporation (the "CBOT"), which the undersigned is entitled to vote, at the special meeting of the membership to be
held on          , 2002 and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as designated herein and authorizes the proxies to vote in accordance with the recommendations of the management of the CBOT upon such other business as may properly come before the special meeting of the membership.


                         THE RESTRUCTURING TRANSACTIONS

              THE BOARD OF DIRECTORS OF THE CBOT RECOMMENDS A VOTE
                         "FOR" PROPOSITIONS 1, 2 AND 3.


   (1) Approve and adopt the Agreement and Plan of Merger relating to the merger of the CBOT with a newly formed nonstock for-profit corporation, which will facilitate the demutualization of the CBOT, as set forth in and described in the Proxy Statement and Prospectus.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

   (2) Ratification of the August 7, 2001 Agreement and the related October 24, 2001 letter agreement relating to the exercise right, as set forth in and described in the Proxy Statement and Prospectus.


                      [_] FOR   [_] AGAINST   [_] ABSTAIN

   (3) Approve all other matters relating to the restructuring transactions, including, among other things, a new certificate of incorporation and bylaws for each of CBOT Holdings, Inc. and the Board of Trade of the City of Chicago, Inc., a nonstock for-profit corporation (the "CBOT Subsidiary"), a technical amendment to the CBOT's bylaws clarifying the status of GIMs, IDEMs and COMs as members of the CBOT for purposes of Delaware law, and certain changes to the rules and regulations of the CBOT Subsidiary, which, collectively, are designed to facilitate the demutualization of the CBOT, the modernization of certain aspects of the CBOT's corporate governance structure and the reorganization of the CBOT's electronic trading business, in each case, as described in the Proxy Statement and Prospectus.


                      [_] FOR   [_] AGAINST   [_] ABSTAIN

ALTHOUGH YOU ARE BEING ASKED TO APPROVE EACH OF THESE THREE PROPOSITIONS SEPARATELY, EACH OF THESE PROPOSITIONS IS RELATED TO, AND EXPRESSLY CONDITIONED UPON THE APPROVAL OF, THE OTHER PROPOSITIONS. THIS MEANS THAT THE CBOT WILL NOT TAKE ANY ONE OR MORE OF THESE ACTIONS RELATING TO THE RESTRUCTURING TRANSACTIONS WITHOUT TAKING ALL ACTIONS, SUBJECT TO THE TERMS AND CONDITIONS OF SUCH TRANSACTIONS. ACCORDINGLY, UNLESS ALL THREE OF THE ABOVE PROPOSITIONS RELATING TO THE RESTRUCTURING TRANSACTIONS ARE APPROVED BY THE REQUISITE VOTE OF THE MEMBERS AS DESCRIBED IN THE PROXY STATEMENT AND PROSPECTUS, THE RESTRUCTURING TRANSACTIONS WILL NOT HAVE BEEN APPROVED BY THE MEMBERS AND, ACCORDINGLY, WILL NOT BE COMPLETED.


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Date                                      Signature

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Print Name Here

   By executing this card the undersigned hereby revokes any and all prior proxies and hereby affirms that, as of the Record Date, the undersigned had the power to deliver a proxy with respect to the applicable membership.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY BALLOT PROMPTLY